Exhibit 99.1

HIVE DIGITAL TECHNOLOGIES LTD.

HIVE's BUZZ HPC Partners with ProCogia to Deliver End-to-End
Sovereign AI to Enterprise and SMB Clients Across Canada, the U.S., and Europe

ProCogia will deploy its ZeroBoxx AI framework and vertical AI products (including CallYeah for healthcare and PolyKode for regulated code migration) on BUZZ HPC's Canadian sovereign infrastructure

This news release constitutes a "designated news release" for the purposes of the Company's amended and restated prospectus supplement dated June 16, 2026 to its short form base shelf prospectus dated October 31, 2025.

San Antonio, Texas, September 16, 2026 - HIVE Digital Technologies Ltd. (TSX: HIVE) (Nasdaq: HIVE) (BVC: HIVECO) (the "Company" or "HIVE"), through its wholly owned subsidiary BUZZ High Performance Computing Inc. ("BUZZ HPC"), today announced a strategic partnership with ProCogia, a Vancouver-based applied-AI and data engineering company. Under the partnership, ProCogia will procure dedicated GPU capacity from BUZZ HPC's Canadian data centers and layer its full applied-AI stack (LLM hosting, bespoke model training, agentic systems, vertical AI products, and end-to-end data-and-AI integration) on top of that infrastructure for enterprise and small- and medium-sized business ("SMB") clients in Canada, the United States, and Europe. Unless otherwise indicated, all dollar amounts in this release are expressed in US dollars.

The partnership pairs BUZZ HPC's sovereign Tier-III AI infrastructure with ProCogia's applied-AI delivery capacity, creating a Canadian-anchored, full-stack alternative for organizations that need governed, highperformance AI without giving up data sovereignty. It comes as ProCogia formally transitions from a datafirst services company into an applied-AI product and platform company anchored by its proprietary ZeroBoxx AI framework.

A Two-Way Partnership: Sovereign Compute Plus Applied AI The relationship is structured as a two-way commercial motion:

• ProCogia procures dedicated BUZZ HPC capacity. ProCogia is deploying a dedicated accelerated compute footprint on BUZZ HPC's Canadian infrastructure to power its own products and client workloads, and to build sandbox environments where it can test, replicate, and deliver AI solutions for enterprise and SMB customers at production scale.

• ProCogia delivers services on top of BUZZ HPC hardware for BUZZ HPC's own customers. ProCogia becomes a preferred applied-AI services partner for BUZZ HPC clients, offering LLM development and hosting, bespoke model training, agentic development, vertical AI products, and end-to-end AI environment integration on the compute those clients already consume.

• Joint go-to-market beyond Canada. The two companies intend to co-sell into the United States and Europe, taking Canadian sovereign compute and applied-AI capabilities to international enterprise and public-sector buyers together.

• A launchpad for ProCogia's ZeroBoxx AI framework. ProCogia will deploy its proprietary ZeroBoxx AI framework (its private, governed, on-prem-and-cloud AI stack) on BUZZ HPC's infrastructure, using the partnership as the primary cloud launchpad for ZeroBoxx.

• Vertical AI products, running on sovereign compute. ProCogia's vertical AI products: CallYeah, a voice-AI solution for healthcare providers, and PolyKode, a code-migration LLM for regulated environments that helps bioinformaticians and clinical teams move faster on submissions and trials, will run on BUZZ HPC capacity as anchor workloads.

The partnership is aligned with Canadian government priorities to expand domestic access to hardware and compute, so that Canadian AI companies can compete globally from home soil.

Executive Commentary

Frank Holmes, Executive Chairman, HIVE Digital Technologies:

"As my friend Marin Katusa noted on X this week, Canada came to play. Canada handed 300 of the world's biggest investors a 66-page pitchbook worth roughly $425 billion, and also announced a $50 billion Canadian ($36 billion U.S.) AI data-center project of its own. That is the scale of ambition across this country, and it is exactly what BUZZ HPC has been building toward with every expansion this year. With a 400 MW coast-to-coast Canadian pipeline, we are honored to be part of this country's vision for the future." Aydin Kilic, President and CEO, HIVE Digital Technologies:

"BUZZ HPC was built so that Canadian companies with real AI ambition would never have to choose between accelerated computing infrastructure and sovereignty over their data. ProCogia is exactly the kind of applied-AI partner we want on our platform: a Canadian team with deep data-engineering roots, proven vertical AI products in market, and a clear thesis about how to bring governed AI to regulated industries. Combining BUZZ HPC's sovereign, Tier-III accelerated computing capacity with ProCogia's applied-AI delivery capability gives Canadian and international enterprises a credible, full-stack path to production AI, without sending their data or compute outside Canada."

Craig Tavares, President and COO, BUZZ HPC:

"Canada has some of the best AI talent and startups in the world. What we cannot allow is access to affordable compute to become the reason those companies cannot scale here. The next generation of Canadian AI champions like ProCogia should be spending their capital on researchers, engineers and products.

At BUZZ, our role is to remove that constraint by giving Canadian innovators access to world-class advanced compute, right here in Canada, under Canadian jurisdiction and at a cost that allows them to compete globally. Sovereignty is not about putting walls around Canadian innovation; it is about giving Canadian companies the infrastructure they need to build here, own their intellectual property, and sell to the world.

We remain committed to supporting Canadian businesses of all sizes and democratizing access to advanced compute. Canadian companies deserve the compute capacity to innovate, scale and compete on the global stage.

AI may start with an idea, but it scales on infrastructure. If Canada wants to own more of the AI economy, we have to own more of the infrastructure underneath it - and partnerships like ProCogia and BUZZ are exactly how we turn that sovereign infrastructure into globally competitive Canadian AI companies."

Meharpratap Singh, Founder and CEO, ProCogia:

"ProCogia 1.0 was all about end-to-end data. ProCogia 2.0 is all about end-to-end AI. This partnership with BUZZ HPC is how we make that real for our customers. Hardware and compute access is the single biggest differentiator that makes or breaks an AI solution today, and for smaller SMB and mid-market clients, it has historically been the biggest bottleneck. Partnering with BUZZ HPC removes that bottleneck. We now have dedicated, sovereign, Canadian accelerated computing capacity that we can wrap with LLM development, bespoke training, agents, and full AI environment integration, and deliver as a full-stack, one-vendor, onestop shop."

"The data can exist without AI, but AI cannot exist without data, and neither can exist at scale without compute you actually control. With BUZZ HPC, ProCogia can now offer regulated customers in healthcare, life sciences, pharmaceuticals, banking, insurance, and increasingly defense a governed, Canadiananchored path to production AI. This is also how we take Canadian innovation and ingenuity outside of Canada. The impact of what we are building together with BUZZ HPC is going to be felt across the Atlantic and the Pacific as well."

Why This Matters Now

Canada helped pioneer modern AI, but until recently has lacked the domestic industrial infrastructure to commercialize that talent at scale. Over the past twelve months, BUZZ HPC has expanded aggressively to close that gap, including a 4x expansion of liquid-cooled AI data-center capacity in British Columbia, a 320 MW sovereign AI infrastructure build-out in the Greater Toronto Area, a landmark sovereign AI infrastructure partnership with Bell Canada, a $220M sovereign AI GPU contract with Bell AI Fabric for Cohere Inc., and a $350M AI cloud services agreement with an investment-grade enterprise customer.

The ProCogia partnership extends that sovereign AI foundation into the applied-AI layer: the LLMs, agents, vertical products, and integration work that convert compute into deployed, governed, ROI-generating AI for enterprise and SMB customers.

About HIVE Digital Technologies Ltd.

HIVE Digital Technologies Ltd. is a global leader in sustainable digital infrastructure, building and operating renewable energy-powered data centres. Through its wholly owned subsidiary, BUZZ High Performance Computing Inc., HIVE delivers sovereign AI cloud infrastructure and enterprise GPU computing services powered by next-generation accelerated computing. HIVE's dual-engine strategy combines long-life digital infrastructure assets with renewable energy to generate diversified, long-term cash flows across AI infrastructure and digital asset mining.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech

YouTube: https://www.youtube.com/@HIVEDigitalTech

Instagram: https://www.instagram.com/hivedigitaltechnologies/

LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding Frank Holmes, Executive Chairman Aydin Kilic, President & CEO

Tel: (604) 664-1078

About BUZZ High Performance Computing Inc.

BUZZ High Performance Computing Inc., a wholly owned subsidiary of HIVE Digital Technologies Ltd., is Canada's leading sovereign AI cloud provider, delivering enterprise GPU infrastructure, AI cloud services and high-performance computing solutions. BUZZ designs, builds and operates advanced AI infrastructure powered by renewable energy, enabling enterprises, AI companies, governments, research institutions and innovators to train, fine-tune and deploy advanced AI models at scale. By combining purpose-built AI factories, next-generation accelerated computing, high-performance networking and enterprise cloud technologies, BUZZ is building the digital infrastructure that powers the next generation of artificial intelligence.

For more information, visit buzzhpc.ai.

About ProCogia

ProCogia is a Vancouver-based applied-AI and data engineering company that helps regulated enterprises and high-growth SMBs turn data into deployed AI. ProCogia's offerings include its proprietary ZeroBoxx AI framework, domain-adapted LLMs, agentic systems, governed data and knowledge platforms, and vertical AI products such as CallYeah (voice AI for healthcare) and PolyKode (multilingual code-migration LLM for regulated environments). ProCogia serves customers across healthcare, life sciences, pharmaceuticals, banking, insurance, and public sector, and is actively expanding into defense and Canadian federal procurement.

For further information, please contact:

Kerry Cokelekoglu, Marketing Director, press@procogia.com

Neither the TSX, Nasdaq, nor any other securities exchange or regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

Except for the statements of historical fact, this news release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: the anticipated benefits of the partnership between BUZZ HPC and ProCogia; ProCogia's deployment of dedicated GPU capacity and its ZeroBoxx AI framework and vertical AI products on BUZZ HPC's infrastructure; the parties' intent to co-sell into the United States and Europe; BUZZ HPC's ability to execute its go-to-market strategy and to convert its GPU cloud demand pipeline and total contract value into recognized revenue; the Company's ability to sustain or grow its average daily revenue and operating margins; business goals and objectives of the Company; and other forward-looking information concerning the intentions, plans and future actions of the Company.

Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: the Company's and ProCogia's ability to execute the partnership as described and realize its anticipated benefits; the Company's ability to convert its GPU cloud demand pipeline and signed total contract value into recognized revenue on the timing anticipated, or at all; the volatility of the digital currency market; the Company's ability to successfully earn digital currency; our dependence on significant customers for our HPC operations; the Company may not be able to profitably liquidate its current digital currency inventory as required, or at all; a material decline in digital currency prices may have a significant negative impact on the Company's operations; the regulatory environment for cryptocurrency and AI infrastructure in Canada, the United States and the countries where our facilities are located; economic dependence on regulated terms of service and electricity rates; the speculative and competitive nature of the technology sector; the ability to maintain reliable and economical sources of power to operate its facilities; the impact of energy curtailment or regulatory changes in the energy regimes in the jurisdictions in which the Company operates; the construction or operation of facilities may not occur as currently planned, or at all; revenue may not increase as currently anticipated, or at all; global economic and financial market deterioration impeding access to capital or increasing the cost of capital; reliance on key personnel; network security risks; and other related risks as more fully set out in the Company's disclosure documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of new information, future events or otherwise, other than as required by law.